SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2003

FENTURA FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-23550 (Commission File Number)	38-2806518 (IRS Employer Identification no.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan (Address of principal executive office)		48430-0725 (Zip Code)

Registrant's telephone number, including area code: (810) 629-2263

Item 7.         Financial Statements and Exhibits.

Exhibit

99.1     Press release dated April 17, 2003.
99.2     Quarterly Report To Shareholders.

Item 9.         Regulation FD Disclosure.

On April 18, 2003, Fentura Financial, Inc. issued a press release announcing a dividend and results for the first fiscal quarter. A copy of the press release is attached as Exhibit 99.1.

On April 18, 2003, Fentura Financial, Inc. distributed a quarterly report to its shareholders. A copy of the quarterly report to shareholders is attached as Exhibit 99.2.

This information furnished under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 18, 2003	FENTURA FINANCIAL, INC. (Registrant)
	By:	/s/ Donald L. Grill Donald L. Grill President

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EXHIBIT INDEX

Exhibit 99.1 Exhibit 99.2	Press Release Dated April 18, 2003. Quarterly Report to Shareholders.

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EXHIBIT 99.1

FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill (810) 714-3985 April 18, 2003

For Immediate Release

FENTURA FINANCIAL, INC. ANNOUNCES FIRST QUARTER 2003 RESULTS

        Fentura Financial, Inc. reported first quarter net income of $821,000 or $0.48 per share; an increase of $228,000 over the first quarter of 2002 when net income totaled $593,000 or $0.34 per share.

        The year-to-year improvement in net income was principally a result of a substantial increase in noninterest related revenue. Gains on the sale of residential mortgage loans, services charges on deposit accounts and other operating income all registered substantial increases over the prior year. Net interest income also increased 9.5% over the first quarter of 2002.

        Total assets reached $348 million at March 31, 2003, compared to $298 million at March 31, 2002. Total deposits increased 18.6% led by a 25% increase in noninterest bearing deposits. Net loans increased 7.8% with commercial loans reflecting a 12.2% year-to-year increase.

        Fentura Financial, Inc. is the financial services holding company for The State Bank headquartered in Fenton, Michigan, with offices serving Fenton, Linden, Holly and Grand Blanc, as well as Davison State Bank with two offices serving the Davison area.

# # #

President’s Letter to Shareholders

To Our Shareholders:

I am pleased to report a substantial increase in first quarter earnings for 2003. As you will recall, the first quarter of 2002 was a difficult quarter for our company as the net interest margin was negatively impacted by the external interest rate environment. While the net interest margin remains under pressure, we have been successful in increasing our overall growth rate thus creating added net interest income opportunity. Additionally, we have achieved substantial increases in various noninterest income categories.

Fentura Financial, Inc. achieved first quarter earnings of $821,000 or $0.48 per share; an increase of $228,000 over the first quarter of 2002 when net income totaled $593,000 or $0.34 per share.

The year-to-year improvement in net income was principally a result of a substantial increase in noninterest related revenue. Gains on the sale of residential mortgage loans, service charges on deposit accounts and other operating income all registered substantial increases over the prior year. Net interest income was also up 9.5% over the first quarter of 2002.

Total assets reached $348 million at March 31, 2003, compared to $298 million at March 31, 2002. Total deposits increased 18.6% led by a 25% increase in noninterest bearing deposits. Net loans increased 7.8% with commercial loans reflecting a 12.2% year-to-year increase.

I trust that many of you will be able to attend the Annual Shareholder’s Meeting scheduled for 7:00 p.m., April 30, 2003. The meeting will be held at the St. John Community Center in Fenton.

As always, we appreciate your continued support of The State Bank, Davison State Bank and Fentura Financial, Inc.

Sincerely, /s/ Donald L. Grill Donald L. Grill President & CEO

Consolidated Statement of Income
Three Months Ended March 31
Unaudited

(000‘s omitted)

INTEREST INCOME                                               2003               2002
Interest and fees on loans                                $  3,923           $  3,899
Interest and dividends on
securities:
  Taxable                                                      341                281
  Tax-exempt                                                   156                165
Interest on Short-term securities                               26                 71
                                                           -------            -------
  Total interest income                                      4,446              4,416

INTEREST EXPENSE
Deposits                                                     1,297              1,532
Borrowings                                                      22                 27
                                                           -------            -------
  Total interest expense                                     1,319              1,559
                                                           -------            -------

NET INTEREST INCOME                                          3,127              2,857
Provision for loan losses                                      296                 33
                                                           -------            -------
  Net interest income after
  provision for loan losses                                  2,831              2,824

NONINTEREST INCOME
Service charges on
deposit accounts                                               808                554
Trust income                                                   112                134
Gain on sale of loans                                          355                142
Other operating income                                         288                226
Investment gains                                                12                  -
                                                           -------            -------
                                                             1,575              1,056

NONINTEREST EXPENSE
Salaries and benefits                                        1,836              1,707
Occupancy of bank premises                                     293                257
Equipment expense                                              359                368
Other operating expenses                                       814                702
                                                           -------            -------
  Total non interest expense                                 3,302              3,034
                                                           -------            -------

NET INCOME BEFORE TAXES
                                                             1,104                846
Applicable income taxes                                        283                253
                                                           -------            -------
NET INCOME                                                $    821           $    593
                                                           =======            =======
Per share amounts:
  Net income - basic                                      $   0.48           $   0.34
  Net income - diluted                                    $   0.48           $   0.34

Consolidated Statement of Condition
March 31
Unaudited

(000‘s omitted)

ASSETS                                                        2003               2002
Cash and due from banks                                  $  18,950          $  13,285
Federal Funds Sold                                           1,650             12,850
                                                           -------            -------
  Total cash and cash equivalents                           20,600             26,135

Securities available for sale,
at fair value                                               59,294             28,781
Securities held to maturity
(fair value of $13,084 at in
2003 and $12,474 in 2002)                                   12,717             12,371
                                                           -------            -------
  Total securities                                          72,011             41,152

Loans held for sale                                          4,530              2,538

Commercial loans                                           164,380            146,474
Consumer loans                                              54,053             58,079
Real estate loans                                           13,380             10,558
                                                           -------            -------
  Total loans                                              231,813            215,111
  Less: Allowance for loan losses                           (3,219)            (3,103)
                                                           --------           --------
Net loans                                                  228,594            212,008

Bank premises and equipment                                  9,631              9,454
Accrued interest receivable                                  1,907              1,578
Other assets                                                10,270              5,587
                                                           -------            -------
  Total assets                                           $ 347,543          $ 298,452
                                                          ========           ========

LIABILITIES
NonInterest bearing deposits                             $  48,334          $  38,742
Interest bearing deposits                                  255,167            217,261
                                                           -------            -------
   Total deposits                                          303,501            256,003

Short-term borrowings                                            -                  -
Other borrowings                                             1,728              1,667
Accrued taxes, interest and other
liabilities                                                  2,692              2,232
                                                           -------            -------
   Total liabilities                                       307,921            259,902
                                                           -------            -------

STOCKHOLDERS' EQUITY
Common stock - 1,713,430 issued
(1,734,624 in 2002)                                         29,949             30,649
Retained earnings                                            9,424              7,871
Accumulated other comprehensive
income                                                         249                 30
                                                           -------            -------
   Total stockholders' equity                               39,622             38,550
                                                           -------            -------
Total liabilities and
   stockholder's equity                                  $ 347,543          $ 298,452
                                                          ========           ========

Annual Shareholder’s Meeting

7:00 p.m.

Wednesday, April 30, 2003

St. John Activity Center

Financial Highlights
Three Months Ended March 31
Unaudited

(000‘s omitted)

                                        2003                2002              %Change
Net Income                           $   821             $   593               38.45%
Return on average
total equity                            8.36%               6.23%              34.19%
Return on average assets                0.97%               0.79%              22.78%
Net interest margin                     4.26%               4.32%              -1.39%
Efficiency ratio                       70.49%              75.60%              -6.76%

Per common share:
Net Income-basic                       $0.48               $0.34               41.18%
Net Income-diluted                     $0.48               $0.34               41.18%
Book value                            $23.12              $22.45                2.98%
Market price:
(last trade)                          $34.75              $28.75               20.87%